UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 20, 2019

IDEANOMICS, INC.

(Exact name of registrant as specified in its charter)

Nevada	20-1778374
(State or other jurisdiction	(IRS Employer
of incorporation)	Identification No.)

001-35561

(Commission File Number)

55 Broadway, 19th Floor, New York, NY 10006

(Address of principal executive offices) (Zip Code)

212-206-1216

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01	Entry Into a Definitive Material Agreement

Please see the disclosure under Item 5.02 herein

Item 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

Effective February 20, 2019, the Board of Directors (the “Board”) Ideanomics, Inc. (the “Company”) accepted the resignation of Brett McGonegal, the Company’s Chief Executive Officer and Director, Mr. Evangelos Kalimtgis, Chief Investment Officer, and Mr. Uwe Henke Von Parpart, Chief Strategy Officer. The resignations were not because of any disagreement with the Company known to the Board of Directors of the Company on any matter related to the Company’s operations, policies, or practices. In connection with these resignations the Company agreed to pay an aggregate amount to Messrs. McGonegal, Kalimtgis and Henke, respectively, of $423,035.10, $295,852.03 and $117,733.64, respectively, of salary, severance and expenses. The Company and Asia Times Holdings (an affiliate of Messrs. McGonegal, Kalimtgis and Henke) agreed to terminate their current Subscription Agreement so that the Company will retain a approximately 10% interest in Asia Times and not be obligated to make any further investment into Asia Times Holdings. In addition the parties have agreed to terminate the Shareholder’s Agreement for Asia Times Financial. The Company thanks Messrs. McGonegal, Kalimtgis and Von Parpart for thier service.

Effective February 20, 2019, the Board of Directors unanimously appointed its Chief Operations Officer, Mr. Alfred Poor, as the Chief Executive Officer (“CEO”). There is no arrangement or understanding between Mr. Poor and any other person pursuant to which Mr. Poor was selected as CEO and Director, there is no family relationship between Mr. Poor and any director or officer of the Company, and Mr. Poor is not party to any transaction in which the Company is a participant. Mr. Poor will continue to be entitled to participate in all employment benefit plans and policies of the Company generally available. The Company is discussing compensation arrangements with Mr. Poor, but no agreement has been reached.

Mr. Poor, age 49, has been our President and Chief Operating Officer and President of the Connecticut Fintech Village. Mr. Poor is a former Chief Operating Officer at Global Data Sentinel, a cybersecurity company that specializes in identity management, file access control, protected sharing, reporting and tracking, AI and thread response, and backup and recovery. He is the former President and Chief Operating Officer of Agendize Services Inc., a company with an integrated suite of applications that help businesses generate higher quality leads, improve business efficiency and customer engagement. Mr. Poor is a client-focused and profitability-driven management executive with a track record of success at both rapidly-growing technology companies and large, multi-national, organizations.

Item 8.01.	Other Events.

On February 21, 2019, the Company issued a press release announcing the appointment of Mr. Poor as CEO. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit No.	Description

99.1	Press Release dated February 21, 2019.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Ideanomics, Inc.

Date: February 26, 2019	By:	/s/ Alfred Poor
Alfred Poor
Chief Executive Officer